FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): June 3, 2004



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              911 E. Colorado Blvd. Third Floor Pasadena, CA 91106
                    (Address of principal executive offices)

                                 (626) 844 2437
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



















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Item 5.           Other Events

                  On May 31, 2004, the Board of Directors elected Carrie Hartwick to its board of directors and added to her responsibilities as President and CFO the responsibility of CEO. David Chen, Chairman of the Board will relinquish his duties as CEO on June 3rd.to Carrie Hartwick but he will remain as Chairman of the board.

                  Ms. Hartwick joined Hartcourt on December 1, 2003 as the President. and Chief Financial Officer. She has over 18 years of operating experiences in finance, tax, audit, legal, business operations and information system management. She has spent the last 9 years working in China. Prior to Hartcourt, Ms. Hartwick served as Finance Director of Dell China/HK from 2000 to 2003. She also served as the Finance Director of Gillette China from 1998 to 2000. In the 10 years with Johnson & Johnson, Ms. Hartwick held various positions with increased responsibilities including the Finance Controller for Shanghai Johnson & Johnson. Ms Hartwick holds a Bachelor of Accounting degree from Rutgers University.


Item 7.           Exhibit 99.1     Press Release






                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE HARTCOURT COMPANIES INC.



Dated: June 3, 2004                               By: /s/ Carrie Hartwick
                                                  -----------------------
                                                  Carrie Hartwick
                                                  Chief Executive Officer